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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in the Registration Statement Amendment No. 1 to Form SB-2 and Prospectus of Multi-Link Telecommunications, Inc. of our report dated February 2, 2000 accompanying the financial statements of Multi-Link Telecommunications, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.






GIFFORD, HILLEGASS & INGWERSEN, P.C.

Atlanta, Georgia

February 1, 2001